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                       [Deloitte & Touche LLP letterhead]



                                   EXHIBIT 23

                             STIFEL FINANCIAL CORP.
                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Stifel Financial Corp. and Subsidiaries on Form S-8 (File Numbers 2-94326, 33-10030, 33-20568, 333-37805, 333-37807, 333-84717, 333-52694, 333-60506,
333-60516, and 333-82328) and on Form S-3 (File Numbers 33-53699 and 333-41304)
of our report dated March 1, 2002, appearing in the Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP


March 25, 2002
St. Louis, Missouri


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